UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 31, 2003

U.S. PLASTIC LUMBER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-23855	87-0404343

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 W. Glades Road, Suite 440 W.
Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 394-3511

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address,
if changed since last report)

     References to “USPL,” the “Company,” “we,” “us” and “our” in this current report refer to U.S. Plastic Lumber Corp. and its subsidiaries and predecessors unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

     Certain statements and information included in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this current report, the words or phrases “will”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimated”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to failure to comply with principal obligations and covenants in debt and other agreements, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, failure to comply with Nasdaq’s requirements for continued listing of our common stock, demand for our products and services, newly developing technologies, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition with entities with greater financial resources than those possessed by us, and stockholder dilution. Such factors could materially adversely affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed within this current report. Additional discussion of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in our filings with the Securities and Exchange Commission.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Execution of Third Amendment to GBCC Credit Facility

     We previously reported in current reports on Form 8-K that (i) on December 20, 2002, U.S. Plastic Lumber Ltd., our wholly-owned subsidiary (“USPL Ltd.”), obtained a secured senior credit facility pursuant to a certain Loan and Security Agreement (the “Loan Agreement”) with Guaranty Business Credit Corporation, a Delaware corporation (“GBCC”), dated as of December 19, 2002 (the “GBCC Credit Facility”) and (ii) that on July 25, 2003 we entered into a Second Amendment to the GBCC Credit Facility in which, among other things, we agreed to pay off the Obligations in full on or before October 31, 2003. The GBCC Credit Facility is comprised of a $3.0 million term loan and a commitment for up to $10.0 million in the form of a revolving line of credit.

     On October 31, 2003, USPL Ltd entered into a Third Amendment to the GBCC Credit Facility (the “Third Amendment”).

     The Third Amendment provides that:

(i)	GBCC agrees to extend the deadline for the Closing Date (as such term is defined in the Second Amendment) for the Sale from October 31, 2003 to November 30, 2003; if the Obligations are not paid in full on or before November 30, 2003, then an Event of Default shall have occurred entitling GBCC to exercise all of its default rights and remedies under the GBCC Credit Facility and

(ii)	GBCC agrees to increase the Special Advance Subline from $1,750,000 to $2,000,000.

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     GBCC’s obligations under the Third Amendment are subject to the following:

     (a)  a secured promissory note by Company in favor of GBCC in the amount of Two Million Dollars ($2,000,000) in respect of the Special Advance Subline, which promissory note shall amend and restate in full the Amended and Restated Secured Promissory Note (Special Advance Promissory Note) dated as of October 23, 2003;

     (b)  an amendment to the Junior Participation Agreement dated as of August 7, 2003 between Schultes, Inc., a New Jersey corporation, and GBCC, as amended; and

     (c)  a letter agreement amending the date that the Amendment Fee is due and payable to November 30, 2003.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired.

Not applicable.

     (b)  Pro forma financial information.

Not applicable.

     (c)  Exhibits.

The following exhibits are filed herewith:

S-K Item
Number	Description

10.1	Third Amendment to Loan and Security Agreement by and between U.S. Plastic Lumber Ltd. and Guaranty Business Credit Corporation dated as of October 30, 2003.

10.2	Special Advance Promissory Note by and between U.S. Plastic Lumber Ltd. and Guaranty Business Credit Corporation dated as of November, 2003.

10.3	Third Amendment to Junior Participation Agreement by and between investors in U.S. Plastic Lumber Ltd. to be determined and Guaranty Business Credit Corporation

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PLASTIC LUMBER CORP. (Registrant)

Date: October 31, 2003	By: /s/ Michael D. Schmidt

Michael D. Schmidt, Chief Financial Officer

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EXHIBIT INDEX

S-K Item
Number	Description

10.1	Third Amendment to Loan and Security Agreement by and between U.S. Plastic Lumber Ltd. and Guaranty Business Credit Corporation dated as of October 30, 2003.

10.2	Special Advance Promissory Note by and between U.S. Plastic Lumber Ltd. and Guaranty Business Credit Corporation dated as of November, 2003.

10.3	Third Amendment to Junior Participation Agreement by and between investors in U.S. Plastic Lumber Ltd. to be determined and Guaranty Business Credit Corporation

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